Exhibit 10.10

AMENDMENT AND RESTATEMENT

TO THE

UPS DEFERRED COMPENSATION PLAN

WHEREAS, United Parcel Service of America, Inc. established the UPS Deferred Compensation Plan (“Plan”); and

WHEREAS, United Parcel Service of America, Inc. desires to amend and restate the Plan to comply with changes to the Internal Revenue Code.

NOW THEREFORE, the UPS Deferred Compensation Plan is hereby amended and restated in the form attached effective as of January 1, 2008.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on December 19, 2008 has caused the attached amendment and restatement of the UPS Deferred Compensation Plan to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	D. Scott Davis
Secretary	Chairman

UPS Deferred Compensation Plan

Rules Governing 2005 and Beyond Salary Deferrals

This communication summarizes the UPS Deferred Compensation Plan as it is in effect beginning January 1, 2008. As a result of changes to the Internal Revenue Code, the UPS Deferred Compensation Plan permits only salary deferrals on and after January 1, 2005 (the 2005 and Beyond Salary Deferral Feature). For the rules governing salary and stock option deferrals made prior to January 1, 2005 (into the 2004 and Before Salary Deferral Feature or the Stock Option Deferral Feature), you must refer to the 2004 Summary Plan Description. (A copy of the 2004 Summary Plan Description may be obtained on the Plan Web site at http://upssavings.csplans.com or from the Corporate Compensation Department.)

The UPS Deferred Compensation Plan is a non-qualified plan that does not meet the tax code requirements for a qualified retirement plan and is not subject to most of the requirements of ERISA. Amounts deferred under the Plan remain part of UPS’s general assets and are subject to the claims of UPS’s and your employer’s creditors. In the event of UPS’s or your employer’s insolvency or bankruptcy, your benefit under this Plan could be entirely lost.

This booklet constitutes part of the official prospectus covering securities that have been registered under the Securities Act of 1933.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities offered by this prospectus or determined that this prospectus is accurate or complete.

Any representation to the contrary is a criminal offense.

2009 UPS Deferred Compensation Plan  |  1

UPS Deferred Compensation Plan

Table of Contents
PLAN DESCRIPTION	2

Eligibility	4

Investment Options	10

Distribution Options	12

Withdrawal Options	15

Taxes	16

Enrollment Process	17

ADDITIONAL INFORMATION	18

Plan Administrator	18

Plan Amendment or Termination	19

Miscellaneous	19

Where You Can Find Additional Information	21

2  |  Summary Plan Description

Summary Plan Description:

2009 UPS Deferred Compensation Plan

PLAN DESCRIPTION

Q. What is the UPS Deferred Compensation Plan?

A. The UPS Deferred Compensation Plan (the “Plan”) is a non-qualified plan that has been established to allow you to defer up to 35 percent of your monthly or semi-monthly compensation. You may also elect to defer up to 100 percent of your half month bonus and the cash portion of your MIP award, and 100 percent of any UPS Savings Plan Average Deferral Percentage (“ADP”) refund for the 2009 Plan Year.

During the Plan’s annual enrollment period (August 25, 2008 at 4:01 p.m. {Eastern Time} - September 26, 2008 at 4 p.m. {Eastern Time}), you may elect to defer from your 2009 monthly or semi-monthly compensation, 2009 half month bonus, the cash portion of your 2009 MIP award, and any 2009 ADP refund.

Even if you do not choose to participate in the Deferred Compensation Plan from your direct pay, you may want to consider electing to defer 100 percent of any refund of pre-tax contributions you may receive from the UPS Savings Plan in the event the Savings Plan fails the ADP Test for Plan Year 2009. Earnings received as the result of the refund will not be deferred to the Deferred Compensation Plan and will be taxable for 2009.

Should the UPS Savings Plan fail the 2009 ADP Test, distributions will occur in March 2010 but are taxable on the 2009 tax return. By electing to defer any pre-tax refund resulting from the 2009 ADP Test, you will defer taxation on the distribution. You will be issued a W2-C in March 2010 for the filing of your 2009 tax return. Roth 401(k) contributions distributed to satisfy the 2009 ADP Test may not be deferred to the Plan.

Please note that your deferrals into the Deferred Compensation Plan will be in addition to your deferrals into the UPS Savings Plan. You may defer one to 35 percent of your monthly or semi-monthly pay, up to 100 percent of your half month bonus and the cash portion of your 2009 MIP award on a pre-tax basis into the Savings Plan, up to the annual maximum. If you are age 50 by the end of 2009, you may also elect a catch-up contribution to the Savings Plan, up to the annual maximum.

For 2009, we anticipate that the annual contribution limits for regular and catch-up contributions will be indexed for inflation. However, the limits have not yet been announced by the Internal Revenue Service. For purposes of illustration, this booklet will use the annual 2008 maximums: $15,500 for regular pre-tax contributions and $5,000 for catch-up contributions.

2009 UPS Deferred Compensation Plan  |  3

The Plan also allows non-employee directors of United Parcel Service, Inc. to defer 100 percent of their retainer and meeting fees.

Q. What is a non-qualified plan?

A. A non-qualified plan is a plan which does not meet the tax code requirements for a qualified retirement plan and is not subject to most ERISA requirements. Amounts contributed to a non-qualified plan remain part of the company’s general assets. These assets are subject to the claims of UPS’s and your employer’s creditors, and in the event of UPS’s or your employer’s insolvency or bankruptcy, your interest in the Plan could be entirely lost.

Because of the additional risk associated with non-qualified plans, only non-employee directors and senior level employees may be offered the opportunity to participate.

Example:

A manager’s base salary is $11,750 per month plus half month pay of $5,875 plus a MIP cash portion of $23,500 (for illustration purposes only, the MIP factor is assumed to be 2) for total annual eligible compensation of $170,375. The manager would like to defer the maximum 35 percent of monthly or semi-monthly pay, 100 percent of the half month bonus, and 100 percent of the cash portion of MIP to the UPS Deferred Compensation Plan versus only contributing the maximum $15,500 (actual amount to be determined) per year in the UPS Savings Plan. The manager also elects to defer any return of excess pre-tax contributions distributed as the result of an ADP Test failure for UPS Savings Plan year 2009.

	UPS Savings Plan and UPS Deferred Compensation Plan	UPS Savings Plan (only)
Total Pay	$170,375	$170,375
Salary Deferrals:
UPS Savings Plan (max. $15,500)	-15,500	-15,500
UPS Deferred Compensation Plan (35 percent)	-49,350	N/A
Half Month Bonus (100 percent)	-5,875	N/A
Cash Portion of MIP (100 percent)	-23,500	N/A

Taxable Income	$76,150	$154,875

Should the UPS Savings Plan fail the 2009 ADP Test, distributions will occur in March 2010 but are taxable on the 2009 tax return. By electing to defer any pre-tax refund resulting from the 2009 ADP Test, the manager will defer 2009 taxation on the pre-tax refund.

4  |  Summary Plan Description

Q. How does salary deferral under the qualified UPS Savings Plan differ from the salary deferral under the non-qualified UPS Deferred Compensation Plan?

Principal Characteristics:	UPS Deferred Compensation Plan	UPS Savings Plan
Deferral on pre-tax basis	Yes	Yes
FICA/Medicare withheld on deferrals	Yes	Yes
Earnings accumulate tax free	Yes	Yes
Actual funds or assets held in trust safe from creditors	No	Yes
Distributions subject to income taxes	Yes	Yes
Federal income tax withholding on lump sum payments	Yes	Yes
Rollover into an IRA allowed	No	Yes
10 year income tax averaging available	No	Yes[1]
Hardship withdrawals available	Yes[2]	Yes
Loans against accounts available	No	Yes

Q. Does this mean I will have separate salary deferral accounts for the UPS Savings Plan and the UPS Deferred Compensation Plan?

A. Yes, the UPS Savings Plan and the UPS Deferred Compensation Plan are two separate plans. You will receive a separate itemized annual statement for each account you have in the UPS Deferred Compensation Plan. Statements may be viewed online at any time through the UPS Savings Advantage Web site, http://upssavings.csplans.com (the Plan Web site).

Eligibility

Q. Who is eligible to participate in the UPS Deferred Compensation Plan?

A. You are eligible to participate in the UPS Deferred Compensation Plan if, as of August 25, 2008, you are a region department manager or have equal or greater managerial responsibilities at UPS or one of the UPS authorized subsidiaries, are eligible to participate in the UPS Savings Plan and are not domiciled in Puerto Rico. In addition, non-employee directors of United Parcel Service, Inc. are eligible to participate in the Plan.

You will cease to be eligible to make new deferral elections in the Plan if you no longer meet the eligibility requirements above or you separate from service with UPS and each of its subsidiaries that is treated under Section 409A of the Internal Revenue Code (the “Code”) and related IRS regulations and guidance (the “409A Rules”) as a single employer with UPS for purposes of determining whether a “separation from service” has occurred (“UPS”). However, your deferrals will continue to be deducted from your compensation, half-month bonus, the cash portion of your MIP award and your ADP refund until the end of the calendar year.

[1]	If not rolled over.
[2]	“Hardship” definition is more stringent than in UPS Savings Plan.

2009 UPS Deferred Compensation Plan  |  5

For example, if you elect to contribute monthly to the Plan in 2009 and are subsequently demoted, your contributions will continue for the duration of 2009. Should you elect to defer a 2009 Savings Plan ADP refund, that deferral will be made to the Plan in March 2010, even if you are no longer an eligible employee or you have a separation from service.

Q. Can I participate if I am promoted mid-year?

A. No, you must be eligible to participate in the Plan as of the date the enrollment period begins (for 2009, the enrollment period begins on August 25, 2008).

Deferral Elections

Q. When can I make an election to defer?

A. Elections are made during the annual enrollment period. For 2009, you can elect to defer up to 35 percent of your monthly or semi-monthly salary, up to 100 percent of your half month bonus and/or up to 100 percent of the cash portion of your MIP award.

You may also elect to defer 100 percent of a UPS Savings Plan return of excess pre-tax contributions, should the Savings Plan fail the 2009 ADP Test. Since the ADP Test will be applied to the Savings Plan in 2009, an ADP deferral you elect now will be made in March 2010.

The enrollment period this year begins August 25, 2008 at 4:01 p.m. (Eastern Time) and ends September 26, 2008 at 4:00 p.m. (Eastern Time).

During the enrollment period, non-employee directors may elect to defer 100 percent of their retainer and meeting fees. New non-employee directors may make their initial deferral election within 30 days after being named a director.

Q. Should I maximize my contribution into the UPS Savings Plan before making a contribution to this Plan?

A. Generally, yes. The UPS Savings Plan is a qualified retirement plan where assets are held in trust for future payment to you. Depending upon which UPS subsidiary you work for, you may be eligible for matching contributions on your pre-tax contributions to the UPS Savings Plan. Additionally, distributions from the UPS Savings Plan are eligible for special tax treatment (e.g., rollover to an IRA). Because the UPS Deferred Compensation Plan is non-qualified these benefits will be subordinate to the claims of UPS’s and your employer’s creditors. Distributions to you from the Plan will be subject to immediate taxation and are not eligible for special tax treatment (e.g., rollover, loan, IRA). If you do not take full opportunity of your contributions to the UPS Savings Plan, you may miss the opportunity to receive the maximum amount of matching contributions that you can receive.

6  |  Summary Plan Description

Salary Deferral Feature Example 1:

This manager elects to defer 12 percent from monthly salary, 50 percent from the half month bonus and 50 percent of the cash portion of MIP into the Salary Deferral Feature (for illustration purposes only, the MIP factor is assumed to be 2) and 100 percent of any return of excess contributions as the result of the UPS Savings Plan failure of the 2009 ADP Test. The manager also elects to defer 12 percent of monthly salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay	5,875
Manager’s cash portion of MIP	23,500

Total Annual Eligible Compensation	$170,375

Here’s what the monthly activity would look like for the UPS Deferred Compensation Plan and the UPS Savings Plan in this example.

2009	UPS Savings Plan	UPS Deferred Compensation Plan
	12%	12%
January	$1,410.00	$1,410.00
February	$1,410.00	$1,410.00
March	$1,410.00	$1,410.00
April	$1,410.00	$1,410.00
May	$1,410.00	$1,410.00
June	$1,410.00	$1,410.00
July	$1,410.00	$1,410.00
August	$1,410.00	$1,410.00
September	$1,410.00	$1,410.00
October	$1,410.00	$1,410.00
November	$1,400.00	$1,410.00
December	$0.00	$1,410.00
Half month	$0.00	$2,937.50
Cash portion of MIP	$0.00	$11,750.00
TOTAL	$15,500.00	$31,607.50
TOTAL DEFERRED	$ 47,107.50

Should the UPS Savings Plan fail the 2009 ADP Test, distributions will occur in March 2010 but are taxable on the 2009 tax return. By electing to defer any pre-tax refund resulting from the 2009 ADP Test, the manager will defer 2009 taxation on the distribution of the pre-tax refund.

Before calculating any amount to be deferred to the UPS Deferred Compensation Plan, it is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution to the UPS Savings Plan. In 2008, the maximum was $15,500, or $20,500 if you were over 50. You also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

2009 UPS Deferred Compensation Plan  |  7

Salary Deferral Feature Example 2:

This manager elects to defer the maximum 35 percent from base salary and 100 percent from half month pay and the cash portion of MIP into the Salary Deferral Feature (for illustration purposes only, the MIP factor is assumed to be 2) and 100 percent of any return of excess pre-tax contributions as the result of the UPS Savings Plan failure of the 2009 ADP Test. The manager also elects to defer 12 percent of base salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay	5,875
Cash portion of MIP	23,500

Total Annual Eligible Compensation	$170,375

Here’s what the monthly activity would look like for the UPS Savings Plan and the UPS Deferred Compensation Plan in this example.

2009	UPS Savings Plan	UPS Deferred Compensation Plan
	12%	35%
January	$1,410.00	$4,112.50
February	$1,410.00	$4,112.50
March	$1,410.00	$4,112.50
April	$1,410.00	$4,112.50
May	$1,410.00	$4,112.50
June	$1,410.00	$4,112.50
July	$1,410.00	$4,112.50
August	$1,410.00	$4,112.50
September	$1,410.00	$4,112.50
October	$1,410.00	$4,112.50
November	$1,400.00	$4,112.50
December	$0.00	$4,112.50
Half Month	$0.00	$5,875.00
Cash portion of MIP	$0.00	$23,500.00
TOTAL	$15,500.00	$78,725.00
TOTAL DEFERRED	$ 94,225.00

Should the UPS Savings Plan fail the 2009 ADP Test, distributions will occur in March 2010 but are taxable on the 2009 tax return. By electing to defer any pre-tax refund resulting from the 2009 ADP Test, the manager will defer 2009 taxation on the distribution of the pre-tax refund.

8  |  Summary Plan Description

Before calculating any amount to be deferred to the UPS Deferred Compensation Plan, it is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution to the UPS Savings Plan. In 2008, the maximum was $15,500, or $20,500 if you were over 50. You also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

Salary Deferral Feature Example 3:

This manager elects to defer 5 percent from base salary, zero percent from half month pay and 100 percent of the cash portion of MIP into the Salary Deferral Feature (for illustration purposes only, the MW factor is assumed to be 2) and 100 percent of any return of excess pre-tax contributions as the result of the UPS Savings Plan failure of the 2009 ADP Test. The manager also elects to defer 12 percent of base salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay	5,875
Cash portion of MIP	23,500

Total Annual Eligible Compensation	$170,375

Here’s what the monthly activity would look like for the UPS Savings Plan and the UPS Deferred Compensation Plan in this example.

2009	UPS Savings Plan	UPS Deferred Compensation Plan
	12%	5%
January	$1,410.00	$587.50
February	$1,410.00	$587.50
March	$1,410.00	$587.50
April	$1,410.00	$587.50
May	$1,410.00	$587.50
June	$1,410.00	$587.50
July	$1,410.00	$587.50
August	$1,410.00	$587.50
September	$1,410.00	$587.50
October	$1,410.00	$587.50
November	$1,400.00	$587.50
December	$0.00	$587.50
Half Month	$0.00	$0.00
Cash portion of MIP	$0.00	$23,500.00
TOTAL	$15,500.00	$30,550.00
TOTAL DEFERRED	$ 46,050.00

Should the UPS Savings Plan fail the 2009 ADP Test, distributions will occur in March 2010 but are taxable on the 2009 tax return. By electing to defer any pre-tax refund resulting from the 2009 ADP Test, the manager will defer 2009 taxation on the distribution of the pre-tax refund.

2009 UPS Deferred Compensation Plan  |  9

Before calculating any amount to be deferred to the UPS Deferred Compensation Plan, it is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution to the UPS Savings Plan. In 2008, the maximum was $15,500, or $20,500 if you were over 50. You also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

Q. Will I need to wait until my UPS Savings Plan pre-tax deferral reaches the maximum for 2009 before I begin to defer funds into the UPS Deferred Compensation Plan?

A. No. However, it is to your advantage to defer the maximum amount into the UPS Savings Plan. Before you decide what percentage to defer into the UPS Deferred Compensation Plan, make sure you will be deferring the maximum limit into the UPS Savings Plan. If you will be 50 or older in 2009, you will also want to make a catch-up contribution to the UPS Savings Plan. The amount you defer into the UPS Savings Plan can be changed monthly. Your deferral percentage into the UPS Deferred Compensation Plan cannot be changed for the entire calendar year.

Q. When will my salary deferrals under the UPS Deferred Compensation Plan begin?

A. Salary deferrals will begin in January 2009 and continue through December 2009. If you elect to have money deferred from your half month check, this amount will be deducted from your December 2009 half month pay.

The percentage of your 2009 MIP cash award that you elect to defer into the 2005 and Beyond Salary Deferral Account will be reflected on the Mellon Web site, where you may view it during the 2009 fall election of the MIP cash award. You will not be able to make a change to this percentage. The funds will be deferred at the time the 2009 MIP is distributed.

Note that if you previously elected to defer a percentage of your 2008 MIP cash award to the UPS Deferred Compensation Plan during the 2008 Plan enrollment period (August 27, 2007—September 28, 2007), that percentage will be displayed on the Mellon Web site during the MIP election in 2008. It may not be changed.

If you elect to defer the refund of 2009 pre-tax contributions you receive from the UPS Savings Plan, in the event the Savings Plan fails the ADP Test for 2009, 100 percent of the pre-tax refund will be contributed to your Plan account in March 2010. You will receive a W-2C in March 2010 for the filing of your 2009 taxes. Roth 401(k) contributions distributed to satisfy the 2009 ADP Test may not be deferred into the Plan.

Note that if you previously elected to defer the refund of excess contributions (and any earnings thereon) you receive from the UPS Savings Plan in the event the Savings Plan fails the ADP Test for 2008, 100 percent of the pre-tax refund will be contributed to your Plan account in March 2009. You will receive a W-2C in March 2009 for the filing of your 2008 taxes.

10  |  Summary Plan Description

Remember, even if you cease to be eligible to make new deferral elections in the future or you separate from service with UPS, your deferrals will continue to be deducted from your compensation, half-month bonus, the cash portion of your MIP award and your ADP refund for 2009. Your 2005 and Beyond Account will continue to be credited with these contributions elected for 2009 even if you are no longer an eligible employee or if you have separated from service. If you are receiving monthly installments, the amount of the ADP refund will be included in the calculation of the installments. If you previously have received a lump sum distribution, you will received the ADP refund as an additional distribution as soon as administratively possible, but in no event later than 90 days following the event (with the actual payment date determined by UPS in its sole discretion).

Q. How will my salary deferral under the UPS Deferred Compensation Plan be accounted for?

A. Any salary deferrals that you make to the Plan on or after January 1, 2005 will be credited for bookkeeping purposes to your 2005 and Beyond Salary Deferral Account. This account will be subject to the rules set forth in this booklet.

Any salary deferrals you made to this Plan prior to January 1, 2005 will continue to be credited for bookkeeping purposes in your 2004 and Before Salary Deferral Account. Amounts credited to this account will continue to be subject to the rules set forth in the 2004 version of the UPS Deferred Compensation Plan Summary Plan Description booklet.

Q. When will my salary deferrals be credited to my account?

A. Salary deferrals will be credited to your account as soon as practicable following each pay period, but generally no later than ten business days after you receive the paycheck from which the deduction was made.

Q. Can I change my UPS Deferred Compensation Plan annual deferral elections during the calendar year?

A. No, your annual election to defer salary to the UPS Deferred Compensation Plan, once made, cannot be changed for that calendar year. Your election must be made online during the enrollment period, August 25, 2008 at 4:01 p.m. (Eastern Time) to September 26, 2008 at 4:00 p.m. (Eastern Time). Once you make your annual deferral election, you cannot change the deferral percentage amount until the next annual deferral election period in 2009 for Plan year 2010.

2009 UPS Deferred Compensation Plan  |  11

Investment Options

Q. What are my investment options?

A. Your Salary Deferral Accounts will accrue earnings based on the investment option(s) you select. These investment options are the same funds offered in the UPS Savings Plan, as well as UPS Stock. The investment options currently available to you in the UPS Deferred Compensation Plan are:

Government Short-term Investment Fund	Bright Horizon Income Fund

Stable Value Fund	Bright Horizon 2010 Fund

Bond Market Index Fund	Bright Horizon 2015 Fund

Balanced Fund	Bright Horizon 2020 Fund

S&P 500 Equity Index Fund	Bright Horizon 2025 Fund

S&P Midcap 400 Index Fund	Bright Horizon 2030 Fund

Russell 2000 Index Fund	Bright Horizon 2035 Fund

EAFE International Index Fund*	Bright Horizon 2040 Fund

UPS Stock	Bright Horizon 2045 Fund

Bright Horizon 2050

Notes:

•

ALL transactions related to UPS Stock, whether through the UPS Deferred Compensation Plan or otherwise, are subject to the UPS Insider Trading Guidelines. You must verify that the trading window is open before you make any transactions involving UPS Stock.

•	There is no limit on the amount you may invest in UPS Stock.

•	The Self-Managed Account is not available as an investment option for the Salary Deferral Feature of the UPS Deferred Compensation Plan.

•

Note to first-time participants in the 2005 and Beyond Salary Deferral Feature: When you enroll you will be asked to select investment options. Because the trading window is anticipated to be closed from September 1 through October 23, you will be unable to select UPS Stock as an investment option after 4:00 p.m. (ET) on August 29, 2008. If it is your intent to invest your contributions in UPS Stock, you may do so through the Plan Web site or the Information Line any time after January 1, 2009 when the trading window is open.

•

The Bright Horizon 2050 Fund was added to the investment line-up in 2008. Please see the Summary Plan Description and Summary of Material Modifications for the UPS Savings Plan for a description of each investment option. Fund Fact Sheets and investment returns will be available on the Plan Web site for your review at http://upssavings.csplans.com. If you have any questions, you may call the UPS Deferred Compensation Plan Administrator.

•	Because the Plan is non-qualified, your investment selections are for recordkeeping purposes only and no funds will be set aside or invested in the options you select.

*

The Plan will assess a 2 percent short-term trading fee against the portion of your account balance transferred from the EAFE Fund and/or paid out as a distribution within 30 days of investment in the Fund. The 2 percent redemption fee is assessed against the gross proceeds from the sales transaction. This short-term trading fee will only apply to a sale of the Fund due to a transfer request and/or a distribution. For this purpose, units held longest will be liquidated first and units held the shortest will be liquidated last. The redemption fees assessed are treated as reinvested into the EAFE Fund for the benefit of all participants in the Plan with balances in the Fund. This fee is designed to offset market impact and other costs associated with fluctuations in the EAFE Fund caused by short-term shareholder trading.

12  |  Summary Plan Description

Your selections will be used solely for purposes of determining the value of your Salary Deferral Account.

Q. Can I reallocate my Salary Deferral Account balance between the investment options?

A. Yes, you may reallocate your Salary Deferral Account balance among the different investment options on a daily basis. (Please note that all transactions related to UPS Stock, whether in the UPS Deferred Compensation Plan or otherwise, are subject to the UPS Insider Trading Guidelines.) You will be able to change your investment selections by accessing your account online at http://upssavings.csplans.com. You may also change your investment selections by calling the UPS Savings Advantage Information Line at 1-800-541-6154 and speaking to a Participant Service Representative Monday through Friday from 7:30 a.m. to 5:00 p.m. (Eastern Time), except for stock market holidays. This reallocation capability includes both the new deferrals being deferred into your account and your existing investment account balance. Your account will continue to accrue earnings or losses based on your investment elections until your Salary Deferral Account balance is fully distributed.

Q. What are the investment risks?

A. Due to the risks inherent in all investment activities, the total value of your account may be greater or smaller than your total deferrals. Additionally, because your account is unfunded, your rights to receive payments in the event of UPS’s or your employer’s bankruptcy or insolvency (as remote as that may seem) will be the same as that of any other unsecured general creditor.

Distribution Options

Q. When am I eligible to receive a distribution of my 2005 and Beyond Salary Deferral Account?

A. You are eligible to receive a distribution of your 2005 and Beyond Salary Deferral Account (a) in the event you retire or have another “separation from service” with UPS (within the meaning of the 409A Rules), (b) in the event of a “change in control” of United Parcel Service, Inc. as defined in the 2009 UPS Incentive Compensation Plan that also constitutes a “change in the ownership or effective control” of United Parcel Service, Inc. under 409A Rules (a “Change in Control”), or (c) in the event of your death.

If you are entitled to a distribution of your 2005 and Beyond Salary Deferral Account as a result of your separation from service, you will receive (or begin to receive, in the case of installments) your distribution on the first day of the calendar month that is 6 months following your separation from service. Distributions of your 2005 and Beyond Salary Deferral Account as a result of a Change in Control or your death will be paid as soon as administratively possible, but in no event later than 90 days following the date of the Change in Control or your death (with the actual payment date determined by UPS in its sole discretion).

2009 UPS Deferred Compensation Plan  |  13

If you are enrolling in the 2005 and Beyond Salary Deferral Feature for the first time, you will be asked to make a distribution election. Please consider your distribution choice for your 2005 and Beyond Salary Deferral Account carefully: once made, your distribution election may not be changed. Should you fail to elect a distribution option upon your initial enrollment for funds contributed in 2005 and subsequent years, your distribution will be paid out under the default option, the Lump Sum Payment.

You are eligible to receive a distribution of your 2004 and Before Salary Deferral Account (pre-2005 deferrals) in accordance with the rules set forth in the 2004 Summary Plan Description. (A copy of the 2004 Summary Plan description may be obtained on the Plan Web site at http://upssavings.csplans.com or from the Corporate Compensation Department.) Please note that your 2004 and Before Salary Deferral Account will not automatically be distributed to you in the event of a Change in Control.

Q. What are my distribution options?

A. The Plan provides for five distribution options:

Option 1: 3 Year Installment (36 monthly payments)

Option 2: 5 Year Installment (60 monthly payments)

Option 3: 7 Year Installment (84 monthly payments)

Option 4: 10 Year Installment (120 monthly payments)

Option 5: Lump Sum Payment (one payment) - DEFAULT

Each installment distribution option pays out on a calendar month basis.

Note: For distributions during 2009, if the total balance in your 2005 and Beyond Salary Deferral Account (plus the total balance in any other account which must be aggregated with your 2005 and Beyond Salary Deferral Account under the 409A Rules) is less than $10,000 on the date you become eligible for the distribution, you will receive a Lump Sum Payment from this account regardless of the option you selected.

For distributions during or after 2010, if the total balance in your 2005 and Beyond Salary Deferral Account (plus the total balance in any other account which must be aggregated with your 2005 and Beyond Salary Deferral Account under the 409A Rules) is less than the Code Section 402(g) deferral limit in effect for the UPS Savings Plan on the date you become eligible for the distribution, you will receive a Lump Sum Payment from this account regardless of the option you selected.

If you made deferrals to the Plan prior to January 1, 2005, the distribution option you previously chose for your 2004 and Before Salary Deferral Account will continue to apply. (If your total 2004 and Before Salary Deferral Account balance is less than $20,000 as of your termination date, you will receive a Lump Sum Payment from this account regardless of the option you have selected.)

14  |  Summary Plan Description

A copy of the 2004 Summary Plan Description may be obtained on the Plan Web site at http://upssavings.csplans.com, or from the Corporate Compensation Department.

Q. How do I change my distribution option?

A. After your initial enrollment you may not change your selected (or if no selection was made, the default) distribution option for your 2005 and Beyond Salary Deferral Account.

In order to change your 2004 and Before Salary Deferral Account distribution option, you may go to the Plan Web site, http://upssavings.csplans.com, and print a 2004 and Before Salary Deferral Feature Distribution Election Form from the Forms section. You may also direct your request to the UPS Savings Advantage Information Line at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a form. You must complete and return the updated form to the UPS Deferred Compensation Plan Administrator at the address printed on it. A new distribution option for your 2004 and Before Salary Deferral Account must be on file for at least 12 months in order to become effective.

Q. What happens to my Salary Deferral Accounts if I should die prior to receiving distribution of the entire account balance?

A. You may designate a beneficiary(ies) when you enroll in the Plan. Your beneficiary designation may be changed at any time, but must be the same for any accounts you have in the Plan. The balance in your 2005 and Beyond Salary Deferral Account will be paid to your designated beneficiary(ies) (or begin to be paid, in the case of installments) in accordance with your distribution election in effect at the time of your death, as soon as administratively possible, but in no event later than 90 days following your death (with the actual payment date determined by UPS in its sole discretion). Your beneficiary(ies) will not be able to select a distribution option.

In the event that you have not designated a beneficiary, your 2005 and Beyond Salary Deferral Account balance will be distributed to your estate as soon as administratively possible, but in no event later than 90 days following your death (with the actual payment date determined by UPS in its sole discretion).

Amounts credited to your 2004 and Before Salary Deferral Account or your Stock Optional Deferral Account will be distributed to your beneficiary(ies) in accordance with your distribution election. However, your beneficiary(ies) may elect to withdraw your entire 2004 and Before Salary Deferral or your Stock Option Deferral Account balances (pre-2005 deferrals) at any time. Ten percent of the total value of those accounts at the time of the withdrawal will be forfeited. Withdrawals will be paid as a lump sum. Note that this option is not available for deferrals made to your 2005 and Beyond Salary Deferral Account

Q. How do I designate a beneficiary?

A. When you initially enroll, you will designate one or more beneficiaries online. This beneficiary designation can be changed at any time on a Beneficiary Designation Form.

2009 UPS Deferred Compensation Plan  |  15

Note: Your beneficiary designation applies to any of your UPS Deferred Compensation Plan accounts (2004 and Before Salary Deferral Account, 2005 and Beyond Salary Deferral Account and/or Stock Option Deferral Account).

Q. How do I change my beneficiary?

A. To make a beneficiary change, you may go to the Plan Web site at http://upssavings.csplans.com and print a Beneficiary Designation Form from the Forms section. You may also direct your request to the UPS Savings Advantage Information Line at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a Beneficiary Designation Form. You must complete and return the updated beneficiary form to the UPS Deferred Compensation Plan Administrator at the address printed on the form.

Withdrawal Options

Q. May I take a hardship withdrawal?

A. Hardship withdrawals are available under very limited circumstances. In the event of an unforeseeable emergency which results in a severe financial hardship, you may petition the UPS Deferred Compensation Plan Committee for a distribution of the amount reasonably necessary to meet your financial need. This definition of hardship is more stringent than the hardship provision in a qualified 401(k) plan, and does not, for instance, include college expenses or costs in connection with a home purchase. It generally encompasses hardship generated by unforeseen circumstances such as medical expenses, loss of property due to casualty and other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control. A hardship withdrawal may not be made to the extent the hardship is or may be relieved through reimbursement, insurance, liquidation of your assets (under certain circumstances) or the cessation of Plan deferrals. The Committee may approve or deny the request in its sole discretion. Hardship withdrawals will be paid in a lump sum as soon as administratively possible, but in no event later than 90 days following approval by the Committee (with the actual payment date determined by UPS in its sole discretion).

Q. May I take a withdrawal for reasons other than hardship?

A. You may withdraw all of your 2004 and Before Salary Deferral Account balance or your Stock Option Deferral Account balance (pre-2005 deferrals) at any time. However, you will forfeit 10 percent of the total value of your accounts. Withdrawals will be paid in a lump sum.

Other than in the event of hardship as described above, you may not withdraw amounts credited to your 2005 and Beyond Salary Deferral Account.

Q. May I take a loan?

A. Unlike the UPS Savings Plan or other qualified 401(k) plans, loans are not permitted under the UPS Deferred Compensation Plan.

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Q. May I roll over my deferred account balance?

A. Unlike qualified 401(k) plans, rollovers are not permitted under the UPS Deferred Compensation Plan.

Taxes

Q. Am I taxed on my deferrals or earnings that are credited to my account?

A. Under current law, neither the deferrals nor the earnings on those amounts are subject to federal income tax until they are withdrawn from the Plan, as long as you make your election before you earn the income. All states with income taxes, except New Jersey, follow the federal law. As a result, other than in the state of New Jersey, there will be no state income tax liability until you actually receive a distribution. Distributions from the Plan will be taxed as ordinary income upon receipt. You should consult with your legal counsel or tax advisor concerning your specific state or local city and county tax laws.

Note: We intend for the Plan to satisfy the 409A Rules. If the Plan does not satisfy these rules, you may be subject to additional taxes and interest.

Q. What about Social Security and Medicare Taxes?

A. Deferred amounts are subject to Social Security and Medicare taxes at the time of the deferral (when they are deducted from your pay). However, the distributions from the UPS Deferred Compensation Plan, including the earnings, are not subject to these taxes under current law. Payments from the Plan will not reduce the Social Security benefits after retirement, as they do not represent wages for service performed at that time.

Note: Non-employee directors are not subject to Social Security and Medicare taxes on amounts deferred under the Plan.

Q. How will my distribution payments be reported?

A. Whether you are an active, terminated, or retired employee, your distribution payments will be reported to you on a Form W-2. Payments to beneficiaries, in the event of your death, will be reported on a Form 1099. Payments to non-employee directors will be reported on a Form 1099-MISC.

Q. How will my distributions be taxed?

A. Under current law, distributions from the UPS Deferred Compensation Plan generally are taxed as ordinary income when received, and no special tax advantages or penalties apply. Federal, state and local income taxes (see above for the exception—New Jersey) will be withheld from your distribution payments when they are actually made.

Note: No federal, state or local income taxes will be withheld from payments made to non-employee directors, unless requested by the non-employee directors.

2009 UPS Deferred Compensation Plan  |  17

Q. Is my distribution eligible to be rolled over to an IRA?

A. No, because this is not a tax-qualified plan under the Code, distributions are not eligible to be rolled over into an IRA.

Q. Will benefits paid to my beneficiaries be included in my gross estate for federal tax purposes?

A. Yes, the cumulative amounts in your account at the time of death will be included in your estate.

Note: You should consult with your own legal counsel or tax advisor concerning your beneficiary(ies) designations and plan to obtain the most appropriate result for your personal situation.

Enrollment Process

Q. How do I enroll in the Salary Deferral Feature of the UPS Deferred Compensation Plan for 2009?

A. Log on to the Plan Web site, http://upssavings.csplans.com, using your Social Security Number or Employee ID and your PIN.

•	If you have not previously done so, you will be asked to change your PIN from 4 numbers to 6 numbers. You may also be asked to establish PIN reset security questions at this time.

•	Once logged on, you will receive a message to enroll in the Plan for 2009. Please note that this message will appear until the end of the enrollment period whether or not you have taken action.

•	Click on the link to open the enrollment window.

•

You may scroll down to view the Plan’s enrollment materials, including the 2009 Summary Plan Description, Fund Fact Sheets and Investment Returns, or click on 2009 Enrollment to begin making your elections.

•	Follow the prompts to enroll in the Plan. Your first enrollment choice will be one of the following:

•	I elect to defer 100% of my ADP refund.

•	I elect not to defer 100% of my ADP refund.

•

You will next choose the deferral percentage from your monthly or semi-monthly pay. If you do not want to defer from pay, please enter zero. Note that if you participate in the Plan in 2008, your current deferral percentage is displayed.

•	On the next screen you will elect your percentages from the half month bonus and the MIP cash award. If you do not want to defer from either of them or they do not apply to you, please enter zeroes.

18  |  Summary Plan Description

•

If you have never participated in the 2005 and Beyond Salary Deferral Feature, you will be asked to make your investment option selections. Although UPS Stock is an investment option in the Plan, because the trading window is anticipated to be closed from September 1 through October 23, you will not be able to select UPS Stock after 4:00 p.m. (ET) on August 29, 2008. If it is your intent to invest your contributions in UPS Stock, you may do so through the Plan Web site or the Information Line any time after January 1, 2009 when the trading window is open.

•

If you have never participated in the 2005 and Beyond Salary Deferral Feature, you will be asked to choose your distribution option. You will first choose your payment type (Lump Sum or Installments), then enter the number of calendar months you are electing to receive monthly installments.

3 Year Installment = 36 Payments

5 Year Installment = 60 Payments

7 Year Installment = 84 Payments

10 Year Installment = 120 Payments

•	Confirm your elections and submit your 2009 enrollment.

•

Print a copy of the confirmation screen for your records. If you previously elected to have confirmations sent to you via online mailbox, a copy will be sent to your My Correspondence and Records Box. If you have not yet elected to have confirmations sent to you online, you will receive a copy at your home address.

•

To designate a beneficiary if you have not previously participated in any of the Plan’s 3 features, please go to Personal Information (on the top navigation bar) and follow the prompts to designate your beneficiary(ies).

•

Do not change your beneficiary online if you have previously made a designation for any features in the Plan. Once you have chosen a beneficiary, to make a change you must complete a Beneficiary Designation Form found in the Forms section of the Plan Web site.

Q. Do I need to do anything if I do not want to participate in 2009?

A. No.

ADDITIONAL INFORMATION

Plan Administrator

Q. Who is the administrator and how can I check my account balance?

A. The administrator for the UPS Deferred Compensation Plan is the administrative committee appointed by the Salary Committee of United Parcel Service, Inc., and the recordkeeper for the Plan is ING. The Plan administrator has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to

2009 UPS Deferred Compensation Plan  |  19

enable it properly to carry out those responsibilities, including (but not limited to) the power to construe the Plan, to determine eligibility for benefits, to settle disputed claims and to resolve all administrative, interpretive, operational, equitable and other questions that arise under the Plan. The decisions of the Plan administrator on all matters within the scope of its authority will be final and binding. To the extent a discretionary power or responsibility under the Plan is expressly assigned to a person by the Plan administrator, that person will have complete discretionary authority to carry out that power or responsibility, and that person’s decisions on all matters within the scope of that person’s authority will be final and binding.

Although you will receive an annual statement, you can determine the balance in your account at any time by accessing your account online at http://upssavings.csplans.com.

You can also call the UPS Savings Advantage Information Line at 1-800-541-6154 and speak to a Participant Service Representative. Participant Service Representatives are available from 7:30 a.m. to 5:00 p.m. (Eastern Time) Monday through Friday, except for stock market holidays.

With the exception of the 2% short-term trading fee associated with the EAFE Fund, no annual fees will be charged to you for the Plan. Other than the EAFE short-term trading fee, all fees associated with the Plan will be paid by UPS until and unless you are notified otherwise.

Plan Amendment or Termination

Q. Can the Plan be amended or discontinued?

A. Yes. United Parcel Service of America, Inc. (“UPS America”) has established the Plan with the expectation that it will be continued indefinitely. Nevertheless, UPS America retains the right to amend or terminate all or part of the Plan at any time. However, your Salary Deferral Accounts and the number of shares credited to your Stock Option Account, at the time of any amendment, suspension or termination of the Plan, cannot be reduced (except by reason of future investment losses).

Note: UPS America may be required to make further amendments to the Plan in order to comply with the federal tax law applicable to non-qualified deferred compensation plans. You will be notified of those amendments if they materially affect information provided in this Summary Plan Description/Prospectus.

Miscellaneous

Q. Which documents govern the UPS Deferred Compensation Plan?

A. The terms governing the UPS Deferred Compensation Plan are set forth in this UPS Deferred Compensation Plan document, which also serves as the Summary Plan Description and Prospectus.

20  |  Summary Plan Description

Q. Can I transfer, pledge or assign my accounts?

A. No. Rights to your Salary Deferral Accounts cannot be transferred, assigned, pledged or alienated. You may not pledge or assign your account balances to secure a bank loan or other indebtedness.

Q. Are there any restrictions on my ability to sell shares of UPS Stock that I receive in a distribution under the Plan?

A. Each person who controls, or is a member of a group that controls, or who is under common control with, UPS and who distributes any shares of UPS Stock obtained through a distribution under the Plan, and any broker or dealer who participates in any such distribution, may, in connection with such a distribution, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”) unless the shares are sold pursuant to Rule 144 under the Securities Act. This brochure may not be used in connection with any resales of any shares received by such a person.

In addition, the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act’) and the short-swing profit rules under Section 16(b) of the Exchange Act may apply to purchases and sales of UPS Stock, including shares received in a distribution under the Plan and subsequent resale of these shares, by any person who is an executive officer, director or beneficial owner of 10% or more of UPS’s outstanding common stock.

Officers and directors should consult with the UPS Legal Department before offering for sale any of the shares of UPS Stock received in a distribution under the Plan so that we may ensure compliance with Rule 144, Section 16 and any other applicable provisions of federal and state securities laws.

To the extent any transaction could, in the absolute discretion of UPS, cause a participant to be subject to liability under Section 16 of the Exchange Act, UPS may refuse to permit such transaction. In addition, UPS may establish procedures to ensure that transactions under the Plan will be executed in accordance with the requirements of Section 16(b) of the Exchange Act and any regulations promulgated thereunder.

Q. What Claims Procedures apply under the Plan?

A. Any claim for a benefit under the Plan must be filed and resolved in accordance with the claims procedure provided under the UPS Savings Plan, which claims procedure is incorporated in the Plan by reference, except that the Plan administrator is the entity with whom a claim for review should be filed under the Plan, and the Plan administrator has absolute discretion to resolve any claims under the Plan.

Q. What other rules apply under the Plan?

A. The following rules also apply under the Plan:

Construction: The Plan will be construed in accordance with the laws of the State of Georgia. Headings have been added only for convenience of reference and will have no substantive effect whatsoever. All references to the singular include the plural, and all references to the plural include the singular.

2009 UPS Deferred Compensation Plan  |  21

No Contract of Employment: Nothing contained in the Plan will be construed as a contract of employment between UPS and any employee, as a right of any employee to be continued in the employment of UPS, or as a limitation of the right of UPS to discharge an employee with or without cause at any time.

No Liability: No Plan participant or beneficiary will have the right to look to, or have any claim whatsoever against, any officers, director, employee or agent of UPS in his or her individual capacity for the distribution of his or her Account.

ERISA: UPS intends that the Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a “select group of management or highly compensated employees” as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and any ambiguities in the Plan will be construed to effect this intent.

Where You Can Find Additional Information

Q. Where can I find more information about UPS?

A. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549, 233 Broadway, New York, New York 10279 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, and Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings from the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this document the information that we file with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering will automatically update information in this prospectus.

We incorporate by reference the documents listed below that we had filed on or prior to July 31, 2007 and any filings after such date that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2007;

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•	our quarterly reports on Form 10-0, for the quarter ended March 31, 2008;

•	our current reports on Form 8-K, filed on January 9, 2008, January 15, 2008, February 1, 2008, March 20, 2008, April 18, 2008; May 28, 2008 and May 30, 2008; and

•

the description of United Parcel Service of America, Inc.’s common stock, contained in its registration statement on Form 8-A, filed with the SEC in April 1970, as updated by item 5 of its annual report on Form 10-K for the year ended December 31, 1998, as modified by the description of the class A-1 common stock contained in our registration statement on Form S-4 (no. 333-83349). We succeeded to the Exchange Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the Exchange Act.

Q. How can I obtain copies of this information?

A. We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request a copy of any and all of the documents incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies of such documents should be directed to United Parcel Service, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, Attn: Investor Relations, telephone number 404-828-6059.

In addition, we will furnish to each participant in the Plan a copy of our Annual Report to Shareowners. We will provide additional copies of our annual report, without charge, upon written or oral request to the address or telephone number listed above.